                                 SCHEDULE 14A
                                (RULE 14A-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Filed by the registrant /X/
Filed by a party other than the registrant / /
Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a - 11(c) or
    Section 240.14a-12

                       ENSCO International Incorporated
-------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
    /X/ No Fee Required.
    / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------
    (2)  Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------
    (3) Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------
    (4)  Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------
    (5)  Total fee paid:

-------------------------------------------------------------------------------
    / / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

-------------------------------------------------------------------------------
    (2)  Form, Schedule or Registration Statement No.:

-------------------------------------------------------------------------------
    (3)  Filing Party:

-------------------------------------------------------------------------------
    (4)  Date Filed:

-------------------------------------------------------------------------------

                                  [ENSCO LOGO]

CARL F. THORNE
CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER


                                   March 26, 1999



DEAR FELLOW STOCKHOLDER:

     On behalf of our Board of Directors, I cordially invite you to attend the 1999 Annual Meeting of Stockholders of ENSCO International Incorporated (the "Company"). The Annual Meeting will be held at 10:00 a.m. on Tuesday, May 18, 1999 at the Fairmont Hotel, 1717 N. Akard, Dallas, Texas. Your Board of Directors and Officers look forward to greeting personally those stockholders able to attend.

     At the Annual Meeting, stockholders will be asked to vote on the election of three Class II Directors and to approve the appointment of the Company's independent accountants. Each of the matters to be considered at the Annual Meeting is described in detail in the attached Proxy Statement for the Annual Meeting. Your Board of Directors recommends that you vote "For" the proposals on the agenda.

     Your vote is important. Whether or not you are able to attend the Annual Meeting, I hope you will promptly sign and date the enclosed proxy card and return it in the enclosed postage prepaid envelope. This will save your Company additional expenses associated with soliciting proxies, as well as ensure that your shares are represented. Please note that you may vote in person at the Annual Meeting even if you have previously returned the proxy.

                                   Sincerely,

                                   /s/ Carl F. Thorne

                                   Carl F. Thorne

                       ENSCO INTERNATIONAL INCORPORATED
                            2700 FOUNTAIN PLACE
                              1445 ROSS AVENUE
                          DALLAS, TEXAS 75202-2792
                              (214) 922-1500

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MAY 18, 1999

     The Annual Meeting of Stockholders of ENSCO International Incorporated (the "Company") will be held at the Fairmont Hotel, 1717 N. Akard, Dallas, Texas, at 10:00 a.m., Dallas time, on Tuesday, May 18, 1999, to consider and vote on:

     1. The election of three Class II Directors, each for a three-year term;

     2. The approval of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for 1999; and

     3.   Such other business as may properly come before the Annual Meeting.

     Stockholders of record at the close of business on March 25, 1999, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A list of all stockholders entitled to vote at the Annual Meeting is on file at the executive offices of the Company, 2700 Fountain Place, 1445 Ross Avenue, Dallas, Texas 75202-2792.

                                   By Order of the Board of Directors

                                   /s/ William S. Chadwick, Jr.

                                   William S. Chadwick, Jr.
                                   Vice President and Secretary


March 26, 1999

          YOUR VOTE IS IMPORTANT.  PLEASE SIGN, DATE AND RETURN THE
                         ACCOMPANYING PROXY PROMPTLY.

                       ENSCO INTERNATIONAL INCORPORATED

                               PROXY STATEMENT


     The following information is submitted concerning the enclosed Proxy and the matters to be acted upon under the authority thereof at the Annual Meeting of Stockholders (the "Annual Meeting") of ENSCO International Incorporated (the "Company") to be held at the Fairmont Hotel, 1717 N. Akard, Dallas, Texas, on Tuesday, the 18th day of May, 1999 at 10:00 a.m., Dallas time, or any adjournment thereof, pursuant to the enclosed Notice of Annual Meeting of Stockholders. This Proxy Statement and the enclosed Proxy are first being sent on or about March 26, 1999 to holders of the Company's shares of capital stock entitled to vote at the Annual Meeting (the "Stockholders").

                                VOTING AND PROXY

     The enclosed Proxy is solicited on behalf of the Board of Directors of the Company. It may be revoked by a Stockholder at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or duly executed Proxy bearing a later date. The Proxy shall also be revoked if a Stockholder is present at the Annual Meeting and elects to vote in person.

     Unless contrary instructions are indicated, all shares represented by validly executed Proxies received pursuant to this solicitation (and which have not been revoked before they are voted) will be voted:

     1.   FOR the election of the Class II nominees for Directors named herein;

     2. FOR the approval of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for 1999; and

     3. In accordance with the recommendation of management as to any other matters which may properly come before the Annual Meeting.

     In the event a Stockholder specifies a different choice by means of the enclosed Proxy, his/her shares will be voted in accordance with the specification so made.

     The cost of solicitation of proxies will be borne by the Company and, upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to and solicitation of proxies from beneficial owners of the Company's common stock, par value $.10 per share ("Common Stock"). In addition to the use of mail, regular employees or agents of the Company may solicit proxies by telephone, telegram or other means of communication.

                        VOTING SECURITIES OUTSTANDING

     The Stockholders entitled to vote at the Annual Meeting are the holders of record at the close of business on March 25, 1999 (the "Record Date") of
approximately 137,047,000 outstanding shares of Common Stock.   Each
outstanding share of Common Stock is entitled to one vote on each matter to come before the Annual Meeting. A list of all Stockholders entitled to vote is on file at the executive offices of the Company, 2700 Fountain Place, 1445 Ross Avenue, Dallas, Texas 75202-2792. Only Stockholders of record on the books of the Company on the Record Date will be entitled to vote at the Annual Meeting.

     For purposes of conducting the Annual Meeting, the holders of at least a majority of the stock issued and outstanding and entitled to vote at the Annual Meeting shall constitute a quorum. A holder of stock shall be treated as being present at the Annual Meeting if the holder of such stock is (i) present in person at the Annual Meeting or (ii) represented at the Annual Meeting by a valid proxy, whether the instrument granting such proxy is marked as casting a vote or abstaining, is left blank or does not empower such proxy to vote with respect to some or all matters to be voted upon at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, the Chairman of the Board of Directors or the Stockholders holding a majority of the Common Stock present at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting. Each proposal being submitted to Stockholders for approval shall be approved if the votes cast in favor of such proposal exceed the votes cast opposing such proposal. The Company's Bylaws include provisions specifically addressing the treatment of abstentions and non-votes by brokers. In determining the number of votes cast, shares abstaining from voting on a matter and shares that are indicated as not being voted on a matter by brokers due to lack of discretionary authority will not be treated as votes cast with respect to Proposals 1 and 2.

                        OWNERSHIP OF VOTING SECURITIES

     The following tables set forth certain information concerning the number of shares of Common Stock owned beneficially as of February 28, 1999, by (i) each person known to the Company to own more than 5 percent of the Common Stock (the only class of voting securities outstanding); (ii) each director of the Company including employee directors; (iii) the three other most highly compensated executive officers of the Company who are not also directors and (iv) all directors and executive officers of the Company as a group.

                             BENEFICIAL OWNER TABLE

                                             BENEFICIAL OWNERSHIP(1)
        NAME AND ADDRESS                   ---------------------------
     OF BENEFICIAL OWNER(2)                AMOUNT           PERCENTAGE
     ----------------------                ------           ----------
FMR Corp.
    82 Devonshire
    Boston, MA 02109                    17,888,910(3)          13.1%

Richard E. Rainwater
    777 Main Street, Suite 2100
    Fort Worth, TX 76102                 7,374,160(4)           5.4%

DIRECTORS AND EXECUTIVE OFFICERS:

                                             BENEFICIAL OWNERSHIP(1)
        NAME AND ADDRESS                   ---------------------------
       OF BENEFICIAL OWNER                AMOUNT           PERCENTAGE
       -------------------                ------           ----------
Carl F. Thorne
     Chairman, President and
     Chief Executive Officer            1,881,877(5)            1.4%

Morton H. Meyerson
     Director                             433,163(6)             --(7)

Richard A. Wilson
     Director, Senior Vice President and
     Chief Operating Officer              197,384(8)             --(7)

C. Christopher Gaut
     Vice President - Finance and
     Chief Financial Officer              238,830(9)             --(7)

William S. Chadwick, Jr.
     Vice President - Administration and
     Secretary                            198,587(10)            --(7)

Dillard S. Hammett
     Director                             106,101(11)            --(7)

Marshall Ballard
     Vice President - Business
     Development                          147,451(12)            --(7)

Orville D. Gaither, Sr.
     Director                              79,259(13)            --(7)

Thomas L. Kelly II
     Director                              68,437(14)            --(7)

Craig I. Fields
     Director                              42,259(15)            --(7)

Gerald W. Haddock
     Director                              19,553(16)            --(7)

All Directors and Executive
 Officers as a Group (14 persons,
 including those named above)           3,660,734(17)             2.7%

---------------------
(1) At February 28, 1999, there were 137,047,152 shares of Common Stock outstanding. Unless otherwise indicated, each person or group has sole voting and dispositive power with respect to all shares.

(2) Princeton Services, Inc., Merrill Lynch Asset Management, L.P., Merrill Lynch & Co., Inc. and Merrill Lynch Growth Fund advised the Company that they divested their holdings of the shares of Common Stock reported on Amendment No. 7 to Schedule 13G dated January 8, 1999.

(3) Based upon information obtained from FMR Corp. as of February 28, 1999, FMR Corp. may be deemed to be the beneficial owner of 17,888,910 shares of Common Stock.

(4) Based upon information supplied by Richard E. Rainwater's attorney, Mr. Rainwater may be deemed to be the beneficial owner of 7,374,160 shares of Common Stock. Includes 893,600 shares held by the Richard E. Rainwater Charitable Remainder Unitrust No. 1, of which Mr. Rainwater is sole trustee, and also includes 16,200 shares held by Mr. Rainwater's spouse, as to all of which Mr. Rainwater disclaims beneficial ownership. Does not include 783,054 shares held by Mr. Rainwater's adult children, as to all of which Mr. Rainwater disclaims beneficial ownership.

(5) Includes 300,000 shares of restricted stock which vest at the rate of 150,000 shares per annum over a 10-year term, which commenced November 19, 1990. The restricted stock grant was approved by the Stockholders at the Annual Meeting held on June 5, 1990. Also includes 100,000 shares immediately issuable upon exercise of options and 4,478 shares held indirectly under the ENSCO Savings Plan and Supplemental Executive Retirement Plan ("SERP").

(6) Includes 6,000 shares immediately issuable upon exercise of options and 230,000 shares of Common Stock beneficially owned by various trusts as to all of which Mr. Meyerson disclaims beneficial ownership.

(7) Ownership is less than one percent of the shares of Common Stock outstanding.

(8) Includes 71,000 shares immediately issuable upon exercise of options and 38,000 shares of restricted stock of which 24,000 vest at the rate of 4,000 per annum and 14,000 of which vest at the rate of 2,000 per annum. Also includes 2,221 shares held indirectly under the ENSCO Savings Plan and SERP.

(9) Includes 60,873 shares immediately issuable upon exercise of options and 33,000 shares of restricted stock of which 7,000 vest at the rate of 3,500 per annum, 12,000 vest at the rate of 2,000 per annum and 14,000 vest at the rate of 2,000 per annum. Also includes 2,009 shares held indirectly under the ENSCO Savings Plan and SERP and 2,400 shares gifted under TUGMA to minor children for which Mr. Gaut disclaims beneficial ownership.

(10) Includes 80,500 shares immediately issuable upon exercise of options and 34,000 shares of restricted stock of which 12,000 vest at the rate of 2,000 per annum, 14,000 vest at the rate of 2,000 per annum and 8,000 vest at the rate of 1,000 per annum. Also includes 3,192 shares held indirectly under the ENSCO Saving Plan and SERP.

(11)   Includes 18,000 shares immediately issuable upon exercise of options.

(12) Includes 49,500 shares immediately issuable upon exercise of options and 7,000 shares of restricted stock which vests at the rate of 1,000 per annum. Also includes 3,500 shares owned by Mr. Ballard's wife, in respect of which Mr. Ballard disclaims beneficial ownership, and 1,982 shares held indirectly under the ENSCO Savings Plan and SERP.

(13)   Includes 63,000 shares immediately issuable upon exercise of options.

(14)   Includes 18,000 shares immediately issuable upon exercise of options.

(15)   Includes 18,000 shares immediately issuable upon exercise of options.

(16)   Includes 18,000 shares immediately issuable upon exercise of options.

(17) Includes all shares owned individually by the Company's executive officers and directors, including 230,000 shares beneficially owned by various trusts established by Mr. Meyerson, 3,500 shares owned by Mr. Ballard's wife, 2,400 shares gifted under TUGMA to minor children of Mr. Gaut, 600,619 shares issuable upon exercise of options, 455,000 shares of restricted stock, and 22,026 shares held indirectly under the ENSCO Savings Plan and SERP.

                                     PROPOSAL 1

                               ELECTION OF DIRECTORS


     The Company's Amended and Restated Certificate of Incorporation provides that the Board of Directors of the Company is divided or "classified", with respect to the time for which they individually hold office, into three classes ("Classes I, II and III"), consisting of, as nearly as possible, one third of the entire Board. The Company's Board of Directors is currently fixed at eight members. Each director holds office for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected. The current term for Class II Directors will expire at the 1999 Annual Meeting of Stockholders. The current term for Class I and Class III Directors will expire at the 2000 and 2001 Annual Meetings of Stockholders, respectively.

     Three persons are nominated for election as Class II Directors at the Annual Meeting. The Board of Directors urges you to vote FOR the election of the individuals who have been nominated to serve as Class II Directors. It is intended that each validly executed proxy solicited hereby will be voted FOR the election of the nominees for Class II Directors listed below, unless a contrary instruction has been indicated on such proxy. If, at the time of the Annual Meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the Proxy will be used to vote for a substitute or substitutes as may be designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

NOMINEES

CLASS II DIRECTORS

CRAIG I. FIELDS; AGE 52; CHAIRMAN, DEFENSE SCIENCE BOARD

     Dr. Fields has been a director of the Company since March 1992. He assumed his current position with The Defense Science Board in 1995. He served as Vice Chairman with Alliance Gaming Corporation from September 1994 to June 1997.
From 1990 through August 1994, Dr. Fields was Chairman and Chief Executive Officer of Microelectronics and Computer Technology Corp. Between 1974 and 1990, Dr. Fields served the Defense Advanced Research Projects Agency, a research division of the office of the Secretary of Defense, as a director and currently serves as a director of Network Solutions, Inc., Firearms Training Systems, Inc., Enso Audio Imaging Corp., Global Integrity Corp. and Muzak, Inc. Dr. Fields holds a Bachelor of Science Degree in Physics from the Massachusetts Institute of Technology and a Ph.D. from Rockefeller University. He lives in Washington D.C. Dr. Fields is a member of the Audit Committee.

MORTON H. MEYERSON; AGE 60; CHAIRMAN AND CHIEF EXECUTIVE OFFICER, 2M COMPANIES, INC.

     Mr. Meyerson has been a director of the Company since September 1987. Mr. Meyerson is currently Chairman and Chief Executive Officer of 2M Companies, Inc. He served as Chairman of the Board of Perot Systems from September 1996 until November 1997. In addition, from June 1992 until September 1996 and from July 1997 until November 1997, Mr. Meyerson served as Chief Executive Officer of Perot Systems. From May 1986 until June 1992, Mr. Meyerson was a private investor. Mr. Meyerson serves as Vice Chairman of the National Parks Foundation, and is a director of Crescent Real Estate Equities, Inc. and Optimark Technologies, Inc. Mr. Meyerson holds Bachelor of Arts Degrees in Economics and Philosophy from the University of Texas. He lives in Dallas, Texas. Mr. Meyerson is Chairman of the Nominating and Compensation Committee.

RICHARD A. WILSON; AGE 61; SENIOR VICE PRESIDENT AND CHIEF OPERATING OFFICER OF THE COMPANY

     Mr. Wilson has been a director of the Company since June 1990. Mr. Wilson joined the Company in July 1988 and was elected President of ENSCO Drilling Company, a wholly-owned subsidiary of the Company, in August 1988 and currently serves as President of all ENSCO drilling subsidiaries. Mr. Wilson was elected Senior Vice President - Operations of the Company in October 1989 and to his present position in June 1991. Mr. Wilson holds a Bachelor of Science Degree in Petroleum Engineering from the University of Wyoming.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR CLASS II DIRECTORS NAMED ABOVE.


CONTINUING DIRECTORS

CLASS I DIRECTORS

GERALD W. HADDOCK; AGE 51; PRESIDENT AND CHIEF EXECUTIVE OFFICER, CRESCENT REAL ESTATE EQUITIES COMPANY AND CRESCENT OPERATING, INC.

     Mr. Haddock has been a director of the Company since December 1986. He has served as Chief Executive Officer of Crescent Real Estate Equities Company since December 1996. He has served as director or trust manager of that company since May 1994 and was Chief Operating Officer from May 1994 until December 1996. Since April 1997, Mr. Haddock has served as the President and Chief Executive Officer of Crescent Operating, Inc. He has served as a director of that company since April 1997. Mr. Haddock holds a Bachelor of Business Administration Degree from Baylor University, a Juris Doctorate Degree from Baylor University College of Law and a Master of Taxation Degree from New York University. He lives in Fort Worth, Texas. Mr. Haddock is Chairman of the Audit Committee.

CARL F. THORNE; AGE 58; CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF THE COMPANY

     Mr. Thorne has been a director of the Company since December 1986. He was elected President and Chief Executive Officer of the Company in May 1987 and was elected Chairman of the Board of Directors in November 1987. Mr. Thorne presently serves as a director of Crescent Operating, Inc., where he is currently Chairman of the Compensation Committee and a member of the Audit Committee. Mr. Thorne holds a Bachelor of Science Degree in Petroleum Engineering from The University of Texas and a Juris Doctorate Degree from Baylor University College of Law. He lives in Dallas, Texas.

CLASS III DIRECTORS

ORVILLE D. GAITHER, SR.; AGE 72; CHAIRMAN, GAITHER PETROLEUM CORPORATION

     Mr. Gaither has been a director of the Company since March 1992. Mr. Gaither has served as Chairman and Chief Executive Officer of Gaither Petroleum Corporation since May 1991, and also held the position of President of that organization from May 1991 until September 1997. Prior to May 1991, Mr. Gaither was employed by Amoco Production Company for 42 years, most recently as President of the Africa and Middle East Region, responsible for Amoco's petroleum operations in 17 countries. Mr. Gaither is on the Board of Directors of the Sam Houston Area Council of the Boy Scouts of America and a member of the Advisory Board of Rice University's George R. Brown School of Engineering. Mr. Gaither holds a Bachelor of Science Degree in Mechanical Engineering from Rice University, a Master of Science Degree in Petroleum Engineering from the University of Houston and is a graduate of the Senior Executive Program of Stanford University. He lives in Houston, Texas. Mr. Gaither is a member of the Nominating and Compensation Committee.

DILLARD S. HAMMETT; AGE 68; CONSULTANT

     Mr. Hammett has been a director of the Company since September 1987. From July 1987 to December 1991, Mr. Hammett was Vice President - Technical and Marketing of the Company. In January 1992, Mr. Hammett took a leave of absence from his Vice President position and retired from the Company in December 1992. Mr. Hammett holds a Bachelor of Science Degree in Civil Engineering from the University of Oklahoma. He lives in Dallas, Texas. Mr. Hammett is a member of the Audit Committee.


THOMAS L. KELLY II; AGE 40; GENERAL PARTNER OF CHB CAPITAL PARTNERS

Mr. Kelly has been a director of the Company since September 1987. He has been a General Partner of CHB Capital Partners since July 1994. From May 1987 through June 1994, Mr. Kelly was a private investor. Mr. Kelly holds a Bachelor of Arts Degree in Economics and a Bachelor of Science Degree in Administrative Science from Yale University and a Master of Business Administration Degree from Harvard University. He lives in Denver, Colorado. Mr. Kelly is a member of the Nominating and Compensation Committee.

                         MEETINGS AND COMMITTEES OF THE BOARD

BOARD OF DIRECTORS

     The Board of Directors met four times during the year ended December 31, 1998 and acted three times by unanimous written consent. During 1998, each incumbent director attended 75% or more of the meetings held by the Board and the committees of which he was a member. The Board of Directors has two standing committees: the Audit Committee and the Nominating and Compensation Committee.

AUDIT COMMITTEE

     The Company's Audit Committee recommends a firm of independent accountants to examine the consolidated financial statements of the Company, reviews the general scope of services to be rendered by the independent accountants, reviews the financial condition and results of operations of the Company and makes inquiries as to the adequacy of the Company's financial and accounting controls. The Audit Committee met three times in 1998. The Committee consists of Chairman Gerald W. Haddock, Craig I. Fields and Dillard S. Hammett.

NOMINATING AND COMPENSATION COMMITTEE

     The principal functions of the Nominating and Compensation Committee are to recommend officers of the Company, to select nominees for the Board of Directors and committees of the Board and to review and approve employee compensation matters, including matters regarding the Company's various benefit plans. The names of potential director candidates are drawn from a number of sources, including recommendations from members of the Board, management and stockholders. Stockholders wishing to recommend Board nominees should submit their recommendations in writing to the Secretary of the Company, with the submitting Stockholder's name and address and pertinent information about the proposed nominee similar to that set forth for the nominees named herein. A Stockholder intending to nominate an individual as a director at an annual meeting, rather than recommend the individual to the Company for consideration as a nominee, must comply with the advance notice requirements set forth in the Company's Bylaws. The Nominating and Compensation Committee met four times during 1998 and acted once by unanimous written consent. The Committee consists of Chairman Morton H. Meyerson, Orville D. Gaither, Sr. and Thomas L. Kelly II.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

     Each non-employee director receives annual compensation of $24,000 per year, payable quarterly, one-half in cash and one-half in shares of Common Stock. Additionally, each non-employee director receives $1,000 in cash for each Board of Directors and committee meeting attended. Any non-employee director that serves the Company as Chairman of the Board of Directors, Chairman of the Nominating and Compensation Committee or Chairman of the Audit Committee also receives an additional $500 in cash for each meeting at which the director acts as Chairman. Non-employee directors are also eligible to participate in the Company's group medical and dental insurance plan on the same basis as full-time Company employees. A non-employee director's contribution to group medical and dental insurance premium costs is withheld from the quarterly payments of the director's annual retainer. Directors who are also employees of the Company do not receive any additional compensation for their services as directors.

     Under the ENSCO International Incorporated 1998 Incentive Plan, the number of shares of Common Stock issued quarterly as part of the annual compensation to each non-employee director is determined by dividing into $3,000 the average of the high and low prices of the Common Stock on the New York Stock Exchange on the first business day of each quarter. Thus, in 1998 Messrs. Fields, Gaither, Haddock, Hammett, Kelly and Meyerson each received 633 shares of Common Stock at an average price of between $11.22 and $33.09 per share.

     In May 1996, the Stockholders approved the Company's 1996 Non-Employee Directors' Stock Option Plan ("Directors' Plan") which was adopted by the Board of Directors on February 21, 1996. Under the Directors' Plan, 600,000 shares of Common Stock are reserved for issuance. Pursuant to the Directors' Plan, non-employee directors are granted options to purchase shares of Common Stock as follows: (a) each non-employee director elected after February 21, 1996 who has not previously served as a director shall be granted an option, effective as of the date of the annual stockholders meeting at which such director is elected to purchase 15,000 shares of Common Stock and (b) each other non-employee director elected at, or continuing to serve following, each annual Stockholders meeting, commencing with the 1996 Annual Meeting, shall be granted an option to purchase 6,000 shares of Common Stock. Each of Messrs. Fields, Gaither, Haddock, Hammett, Kelly and Meyerson was granted options to purchase 6,000 shares of Common Stock on May 13, 1998 at an exercise price of $29.3125 per share. Each shall receive on May 19, 1999 an option to purchase 6,000 shares at an exercise price per share equal to the average of the high and low selling price of Common Stock on that date. Such awards for Messrs. Fields and Meyerson are subject to their re-election.

     Apart from his duties as a director of the Company, in 1998 Mr. Hammett provided consulting services to the Company in connection with its construction of the semisubmersible drilling rig. Mr. Hammett was paid a discretionary bonus of $240,000 for these services, of which $120,000 was paid in the third quarter of 1998 and $120,000 was paid in the first quarter of 1999.

                                EXECUTIVE COMPENSATION

     The following table sets forth a summary of all compensation, including cash and other forms of remuneration, paid through March 1, 1999, for services rendered in all capacities to the Company during 1998, to the Chief Executive Officer and the four other most highly compensated executive officers of the Company as to whom the total cash compensation paid through such date exceeded $100,000. The table also includes a summary of all compensation, including cash and other forms of remuneration, paid to these named individuals for the years 1997 and 1996.

                                                    SUMMARY COMPENSATION TABLE
                                                  ANNUAL COMPENSATION                 LONG TERM COMPENSATION
                                          ---------------------------------    ------------------------------------
                                                                                       AWARDS              PAYOUTS
                                                                               ----------------------      --------
                                                                     OTHER                                                 ALL
                                                                    ANNUAL     RESTRICTED                                 OTHER
                                                                    COMPEN-       STOCK                     LTIP          COMPEN-
      NAME AND PRINCIPAL                  SALARY       BONUS        SATION        AWARD       OPTIONS      PAYOUTS        SATION
          POSITION               YEAR       ($)       ($)(1)        ($)(2)       ($)(3)       (#)(4)        ($)(5)        ($)(6)
-------------------------------  ----     -------     -------      -------     ----------     -------      --------       -------
Carl F. Thorne                   1998     487,500     362,268         N/A          N/A            N/A         N/A         81,653
  President and                  1997     450,000     482,930         N/A          N/A        200,000         N/A         74,935
  Chief Executive Officer        1996     405,000     408,747         N/A          N/A            N/A         N/A         30,521

Richard A. Wilson                1998     283,250     125,682         N/A          N/A            N/A         N/A         48,966
  Senior Vice President and      1997     250,000     207,883         N/A          N/A        200,000         N/A         32,715
  Chief Operating Officer        1996     211,500     188,410         N/A          N/A            N/A         N/A         20,627

C. Christopher Gaut              1998     210,000     149,979         N/A          N/A            N/A         N/A         29,753
  Vice President - Finance       1997     187,500     168,563         N/A          N/A        150,000         N/A         21,150
  and Chief Financial            1996     167,250     160,168         N/A          N/A            N/A         N/A         16,837
  Officer

Marshall Ballard                 1998     205,000      90,892         N/A          N/A            N/A         N/A         32,879
  Vice President -               1997     190,000     133,845         N/A          N/A        100,000         N/A         23,897
  Business Development           1996     172,800      53,046         N/A          N/A            N/A         N/A         18,253

William S. Chadwick, Jr.         1998     194,750     125,000         N/A          N/A            N/A         N/A         28,222
  Vice President -               1997     175,000     155,903         N/A          N/A        100,000         N/A         19,508
  Administration and             1996     147,250     147,152         N/A      148,125            N/A         N/A         16,315
  Secretary

-----------------
N/A - Not Applicable.

(1) Bonuses are awarded in February based on the Company's performance in the previous year. Bonuses are payable as follows: 50% of the amount awarded is paid in February of the year in which the award was made, and the remainder is payable in two equal installments during February of the two subsequent years, provided the officer remains employed by the Company at such date.

(2) The aggregate amount of perquisites and other personal benefits for any named executive does not exceed $50,000 or 10% of the total annual salary and bonus for any such named executive and is, therefore, not reflected in the table.

(3) The amounts disclosed in this column, if any, represent the value of restricted stock awards on the date of grant. The restricted stock awards have vesting schedules of ten years and vest based on the passage of time and the continued employment of the named executive. The total number of shares of unvested restricted stock held as of December 31, 1998, and the value of such shares, based on the closing price of the Common Stock at December 31, 1998 of $10.6875, is as follows: Mr. Thorne, 300,000 shares ($3,206,250), all of which vest at the rate of 150,000 shares per annum; Mr. Wilson, 38,000 shares ($406,125), 24,000 of which vest at the rate of 4,000 per annum and 14,000 of which vest at the rate of 2,000 per annum; Mr. Gaut, 33,000 shares ($352,688), 7,000 of which vest at the rate of 3,500 per annum, 12,000 of which vest at the rate of 2,000 per annum and 14,000 of which vest at the rate of 2,000 per annum; Mr. Ballard, 7,000 shares ($74,813), which vest at the rate of 1,000 per annum; Mr. Chadwick, 34,000 shares ($363,375) of which 12,000 vest at the rate of 2,000 per annum, 14,000 of which vest at the rate of 2,000 per annum and 8,000 of which vest at the rate of 1,000 per annum. Each of the named executive officers are entitled to receive all dividends and other distributions paid with respect to those shares of restricted stock held by such executive officers.

(4) Amounts in this column represent options to acquire shares of Common Stock. The Company does not have SARs.

(5)  The Company does not maintain any long-term incentive plans.

(6) Amounts in this column for 1998 include premiums paid for group term life insurance and contributions to various Company benefit plans, which are as follows:

                                                       COMPANY CONTRIBUTIONS
                                                       ---------------------
                               GROUP        ENSCO       PROFIT
                             TERM LIFE     SAVINGS      SHARING
                             INSURANCE      PLAN         PLAN         SERP         TOTAL
                             ---------     -------      -------      -------      -------
Carl F. Thorne                $7,470       $5,600       $16,000      $52,583      $81,653
Richard A. Wilson              7,259        5,600        16,000       20,107       48,966
C. Christopher Gaut              755        5,600        16,000        7,398       29,753
Marshall Ballard               3,240        5,600        16,000        8,039       32,879
William S. Chadwick, Jr.       1,958        5,600        16,000        4,664       28,222

     The following table sets forth information regarding aggregated option exercises in 1998, the number of unexercised options segregated by those that were exercisable and those that were unexercisable at December 31, 1998, and the value of the in-the-money options segregated by those that were exercisable and those that were unexercisable at December 31, 1998.

                                     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                            AND FISCAL YEAR-END OPTION VALUES
                                                          NUMBER OF UNEXERCISED OPTIONS  VALUE OF UNEXERCISED IN-THE-MONEY
                              SHARES                          AT DECEMBER 31, 1998       OPTIONS AT DECEMBER 31, 1998($)
                            ACQUIRED ON      VALUE        -----------------------------  ---------------------------------
                            EXERCISE (#)   REALIZED ($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
                            ------------   ------------    -----------    -------------    -----------     -------------
Carl F. Thorne                   N/A             N/A         100,000         200,000          90,625           90,625
Richard A. Wilson             12,500          96,094          71,000         165,000          39,938           27,187
Christopher Gaut              43,411         333,125          60,873         125,500          45,761           22,656
Marshall  Ballard                N/A             N/A          49,500          85,000          45,813           18,125
William S. Chadwick, Jr.      13,000          95,875          80,500          87,500         106,219           22,656

--------------------
N/A   - Not Applicable.

     The Company does not maintain a long-term incentive plan based on performance goals for executive officers. Therefore, the summary table of Long Term Incentive Plan Awards in Last Fiscal Year as required under the executive compensation disclosure rules of the Commission has not been included. Also, the Company does not maintain a defined benefit or actuarial pension plan for any of the named executive officers. Therefore, a table on Pension Plan Benefits has not been included.

EMPLOYEE RETIREMENT PLAN

     Marshall Ballard was a participant in a noncontributory defined benefit employee retirement plan previously offered to former employees of Penrod Drilling Company (the "Penrod Plan"), which was acquired by the Company in August 1993. The Penrod Plan was frozen effective December 31, 1990, and was terminated in May 1998. Mr. Ballard received a lump sum distribution of $92,007 pursuant to the termination of this Plan.

                            REPORT OF THE NOMINATING AND
                               COMPENSATION COMMITTEE

COMPENSATION PHILOSOPHY AND OBJECTIVES

     The philosophy of the Company's compensation program is to employ, retain and reward executives capable of leading the Company in achieving its business objectives. These objectives include the preservation of a strong financial posture, improvement of the size and quality of the Company's asset base, and positioning the Company's assets and business segments in geographic and industry markets offering long-term growth in profitability relative to the Company's competitors. The accomplishment of these objectives is measured against conditions characterizing the industry within which the Company operates.

EXECUTIVE OFFICER COMPENSATION

     The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation and long-term incentive compensation in the form of stock options and restricted stock.
Additionally, executive officers may participate, on the same basis as other employees, in the employer matching and profit sharing provisions of the Company's defined contribution retirement plans which allow all employees to save for their retirement on a tax deferred basis. During 1998, the maximum total Company matching contribution available to officers and other employees was 4.5% of salary, and a profit sharing contribution of 10% of eligible compensation was distributed.

     Base salary levels for the Company's executive officers are set relative to the Company's competitors and reflect the Committee's assessment of the executive's contribution in connection with financial and stock price performance and the achievement of specified business objectives. During 1996, the Company implemented the Key Employees' Incentive Compensation Plan (the "Incentive Compensation Plan"), pursuant to which key employees may receive both a cash bonus upon the achievement of predetermined performance goals, as well as additional discretionary awards as determined by the Committee. The purpose of the Incentive Compensation Plan is to link the cash compensation of the Company's management directly to financial performance and certain other goals and objectives related to enhancement of stockholder value, and to provide a layer of variable cash compensation which enables the Company to be strongly competitive in attracting and retaining talented personnel during periods of high demand without creating an unduly high fixed cost overhead structure which could be burdensome during periods of weak demand. Among the performance measurement criteria utilized under the Incentive Compensation Plan are stock price appreciation, return on capital employed, operating margins and general and administrative expense levels relative to the Company's competitors, and safety. In accordance with the terms of the Incentive Compensation Plan, the Company paid cash bonuses to executive officers and other key management personnel in 1999, relative to 1998 performance. Bonuses earned under the Incentive Compensation Plan vest over three years, contingent upon continued employment with the Company. Based upon an analysis, conducted with the participation of an independent consultant, of data collected for comparable positions with the Company's competitors, the Committee believes that its executive officers' total cash compensation in 1998, which included discretionary as well as formula generated bonus payments in recogntion of the Company's record results, was generally near the median of that paid by the Company's competitors. The competitive peer group utilized in this analysis consisted of seven publicly traded oil and gas drilling companies and one publicly traded marine transportation service company which, in the opinion of the Committee, comprise the Company's closest and most direct competitors.

     An additional longstanding objective of the Committee has been to reward executive officers with equity compensation, in keeping with the Company's overall compensation philosophy of placing equity in the hands of its employees in an effort to further instill stockholder considerations and values in the actions of all employees and executive officers. Both stock options and grants of restricted stock have historically been used to reward and provide incentives to executive officers and to retain them through the potential of capital gains and equity build up. Because such awards vest over a number of years and are therefore long-term in nature, no equity awards were made to executive officers during 1998. The Committee will continue to review, on an annual basis, the equity participation awards outstanding to the executive officers of the Company, and will consider additional awards from time to time, based upon the philosophy stated above, the financial performance of the Company, and the Committee's assessment of each executive's ability to influence the Company's long-term growth and profitability. Because the value of stock options and restricted stock should, over time, bear a direct relationship to the Company's stock price, the Committee believes the award of options and grants represents an effective incentive to create value for the stockholders.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Chief Executive Officer's ("CEO") salary is reviewed once annually, consistent with the Company's salary administration policy for all shore based employees. Adjustments are considered by the Committee based upon the Company's financial and stock price performance, its progress in achieving specified business objectives, and with regard to the salaries paid to chief executive officers of the Company's competitors. Effective July 1, 1998, based upon the Committee's subjective assessment of the foregoing factors, the CEO's salary was increased from $475,000 to $500,000.

     In accordance with the terms of the Incentive Compensation Plan, the CEO was awarded an incentive bonus of $362,268 in 1999 relative to 1998 performance. An amount of $162,268 of this bonus was determined solely by reference to the pre-established formula under the Incentive Compensation Plan, and the discretionary portion of this bonus was based upon the Committee's assessment of the CEO's contribution in connection with the Company's financial performance in achieving a record year during 1998 and the achievement of other performance objectives, and with regard to the total compensation paid to chief executive officers of the Company's competitors. The performance objectives established for the CEO under the Incentive Compensation Plan include stock price appreciation, return on capital employed, margins and general and administrative expense levels relative to competitors and the Company's safety record. All bonuses awarded vest over three years.

     No equity awards were granted to the CEO during 1998.

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to each of the Company's chief executive officer and the four other most highly compensated officers, unless such compensation meets certain specific requirements. The compensation programs for the Company are designed generally to preserve the tax deductibility of compensation paid to its executive officers. The Committee will, however, take into consideration the various other factors described in this report, together with Section 162(m) considerations, in making executive compensation decisions, and could, in certain circumstances, pay compensation that is not fully tax deductible, if the Committee believes such payments are in the Company's best interest.

Nominating and Compensation Committee


Morton H. Meyerson, Chairman
Orville D. Gaither
Thomas L. Kelly II

March 11, 1999

            COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Thorne, President and Chief Executive Officer of the Company, has served as a director and Chairman of the Compensation Committee of Crescent Operating, Inc. since June 12, 1997. Mr. Haddock, a director of the Company, has served as President, Chief Executive Officer and director of Crescent Operating, Inc. since April 1997.

                                 PERFORMANCE GRAPH

     The chart below presents a comparison of the five year cumulative total return, assuming $100 invested on December 31, 1993 and the reinvestment of dividends, if any, for the Common Stock, the Standard & Poor's 500 Stock Price Index and the Dow Jones Oil Drilling Index.*

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                        ENSCO INTERNATIONAL INCORPORATED


                                    [GRAPH]

                                               December 31,
                          ------------------------------------------------------
                          1993      1994      1995      1996      1997      1998
                          ----      ----      ----      ----      ----      ----
ENSCO International
  Incorporated            $100      $ 92      $170      $359      $497      $160
S&P 500-Registered
  Trademark- Index         100       101       139       171       229       294
Dow Jones Oil
  Drilling Index*          100        85       147       304       409       169


*    The Dow Jones Oil Drilling Index is comprised of the following companies:
Global Marine, Inc., Rowan Companies, Inc., Helmerich & Payne, Inc., Nabors Industries, Inc., ENSCO International Incorporated and Parker Drilling Company.

                                  PROPOSAL 2

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Upon the recommendation of the Audit Committee, the Board of Directors has approved the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 1999.

     Representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting and will be provided with the opportunity to make a statement if they so desire and to respond to appropriate questions.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE APPOINTMENT OF
             PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS.

GENERAL AND OTHER MATTERS

     The Company believes that Proposals 1 and 2 are the only matters that will be brought before the Annual Meeting. However, if other matters are properly presented at the Annual Meeting, it is intended that the persons named in the accompanying Proxy will vote in accordance with their best judgment on such matters.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% stockholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company during the year ended December 31, 1998, no director, officer or beneficial holder of more than 10% of any class of equity securities of the Company failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year.

                  INFORMATION CONCERNING STOCKHOLDER PROPOSALS

     A holder of the Company's securities intending to present a proposal at the 2000 Annual Meeting must deliver such proposal, in writing, to the Company's principal executive offices no later than November 26, 1999 for inclusion in the proxy statement related to that meeting. The proposal should be delivered to the Company by Certified Mail-Return Receipt Requested. A holder of the Company's securities whose proposal is not included in the proxy statement related to the 2000 Annual Meeting, but who still intends to submit a proposal at that meeting is required to deliver such proposal, in writing, to the secretary of the Company at the Company's principal executive offices, and to provide certain other information not less than fifty (50) days, nor more than seventy-five (75) days, prior to the meeting, in accordance with the Bylaws. Any such proposal must also comply with the other provisions contained in the Company's Bylaws relating to shareholder proposals.

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1998 has been, or is being, mailed to Stockholders with this Proxy Statement. The Annual Report to Stockholders does not constitute a part of the proxy soliciting material.

     Whether or not you intend to be present at the Annual Meeting, you are urged to return your Proxy promptly. If you are present at the Annual Meeting and wish to vote your stock in person, your Proxy shall, at your request, be returned to you at the Annual Meeting.

                                     PROXY
                        ENSCO INTERNATIONAL INCORPORATED

                BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING
              OF STOCKHOLDERS AT 10:00 A.M., TUESDAY, MAY 18, 1999
                         FAIRMONT HOTEL, 1717 N. AKARD
                             DALLAS, TEXAS 75201

     The undersigned stockholder of ENSCO International Incorporated (the "Company") hereby appoints Carl F. Thorne and C. Christopher Gaut or either of them, each with full power of substitution, to vote the shares of the undersigned at the above-stated Annual Meeting and any adjournment(s) thereof:

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEMS (1) AND (2), THIS PROXY WILL BE VOTED "FOR" SUCH ITEMS. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (3). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

                       (PLEASE SIGN ON THE REVERSE SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                        ANNUAL MEETING OF STOCKHOLDERS
                       ENSCO INTERNATIONAL INCORPORATED

                                 MAY 18, 1999



               - Please Detach and Mail in the Envelope Provided -

                          __
/X/  PLEASE MARK YOUR     |                                                  |
     VOTES AS IN THIS                                                        ---
     EXAMPLE.

                       FOR ALL NOMINEES
                    LISTED AT RIGHT (EXCEPT
                       AS MARKED TO THE
                        CONTRARY BELOW)         WITHHOLD
1.  Election of              / /                  / /        NOMINEES:  Craig I. Fields
    Class II                                                            Morton H. Meyerson
    Directors:                                                          Richard A. Wilson

(INSTRUCTION: To vote against any individual nominee, strike a line through the nominee's name in the list at right.)

                                        FOR     AGAINST    ABSTAIN
2.  Approval of the appointment of      / /       / /        / /
    PricewaterhouseCoopers LLP as
    independent accountants for 1999.


3. On any other business that may properly come before the Annual Meeting, in the discretion of the proxies, hereby revoking any proxy or proxies heretofore given by the undersigned.

PLEASE SIGN, DATE AND MAIL TODAY.

Change of Address/Comments

---------------------------------------

---------------------------------------

---------------------------------------



Signature of Stockholder(s)                                                                         Date:                     , 1999
                           ---------------------------------   ---------------------------------        ----------------------
                                                                 (SIGNATURE IF HELD JOINTLY)

Note:  Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.